Exhibit 99.4

Execution Copy

TRIMONT LLC,
Master Servicer

and

WALKER & DUNLOP, LLC,
Sub-Servicer

SUB-SERVICING AGREEMENT

Dated as of November 1, 2026

AXDB 2026-MULT1 Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,

Series 2026-MULT1

(continued)

ii

(continued)

Page

EXHIBIT H	NEW LEASE INFORMATION	H-1
EXHIBIT I	MONTHLY ACCOUNTS CERTIFICATION	J-1

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This is a Sub-Servicing Agreement (this “Agreement”), dated as of November 1, 2026, by and between WALKER & DUNLOP, LLC, having an office at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, and its successors and assigns (the “Sub-Servicer”), and TRIMONT LLC, having an office at c/o Commercial Mortgage Servicing, 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

W I T N E S S E T H:

WHEREAS, Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as trustee (in such capacity, the “Trustee”), as certificate administrator (in such capacity, the “Certificate Administrator”), as paying agent and as custodian, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, and the Master Servicer, as master servicer, have entered into that certain Pooling and Servicing Agreement dated as of November 1, 2026, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans on behalf of the Trustee;

WHEREAS, the Master Servicer desires to enter into a contract with the Sub-Servicer whereby the Sub-Servicer shall service the mortgage loan or mortgage loans, as applicable, listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (referred to herein as the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Sub-Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Sub-Servicer setting forth, with respect to the Mortgage Loans and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Sub-Servicer Collection Account” shall have the meaning specified in Section 3.01(c)(10) of this Agreement.

“Sub-Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Sub-Servicer Collection Account (as defined herein) as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Sub-Servicer as of such date to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer and (iv) the aggregate amount of Compensating Interest Payments deposited by the Sub-Servicer in the Sub-Servicer Collection Account as required by Section 3.17 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(29) of this Agreement, to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than the Escrow Payments that are to be used to reimburse the Master Servicer for Servicing Advances) or (ii) any amounts that the Sub-Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(22) of this Agreement.

“Sub-Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Sub-Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Sub-Servicing Fee” shall mean, with respect to each Mortgage Loan and related REO Loan, the fee payable to the Sub-Servicer pursuant to Section 3.01(c)(22) of this Agreement.

“Sub-Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading “Sub-Servicing Fee.”

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF SUB-SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01	Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Sub-Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On and after the Closing Date, the Sub-Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Sub-Servicer in trust by the Sub-Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Sub-Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Sub-Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Sub-Servicer shall be identified to reflect clearly the ownership of the Mortgage Loans by the

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Trustee. The Sub-Servicer shall release from its custody any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. Within twenty (20) days following the Closing Date the Sub-Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Sub-Servicer, certifying to the Master Servicer as to the original letters of credit held by the Sub-Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate. The Sub-Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to the Mortgage Loans. During the term of this Agreement, the Sub-Servicer will also provide to the Master Servicer a copy of any lease, amendments and other documents related to the Mortgaged Properties securing the Mortgage Loans or related to the Mortgage Loans as soon as possible after receipt or execution thereof, as applicable.

Section 2.02	Notice of Defect, Breach of Representations and Warranties.

Provided that the Sub-Servicer has received a copy of the applicable Mortgage Loan Purchase Agreement, the Sub-Servicer shall promptly notify the Master Servicer upon its actual knowledge of any facts or circumstances that the Sub-Servicer reasonably believes constitute a breach of any representations and warranties contained in the applicable Mortgage Loan Purchase Agreement that could give rise to a cure or repurchase obligation thereunder. The Sub-Servicer shall promptly provide to the Master Servicer (a) written notice of any Repurchase Request, Certificateholder Repurchase Request or PSA Party Repurchase Request received by the Sub-Servicer; (b) written notice of any Repurchase Request Withdrawal received by the Sub-Servicer; (c) written notice of any Repurchase received by the Sub-Servicer; (d) written notice of any Repurchase Request Rejection received by the Sub-Servicer; and (e) such other information in its possession requested by the Master Servicer as would permit the Master Servicer to comply with its obligations under Section 2.03 of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01	Sub-Servicer to Service.

(a)       The Sub-Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)       The Sub-Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Sub-Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Controlling Class Certificateholders, the Directing Holder, the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the 17g-5 Information Provider, the Underwriters, the Initial Purchasers, the Directing Holder, the Certificateholders and the Special

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Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Sub-Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.23 of the Pooling and Servicing Agreement as modified herein, the Sub-Servicer shall service and administer each Mortgage Loan as long as it is not a Specially Serviced Loan; provided, however, that the Sub-Servicer shall continue to collect information and prepare all reports required from the Master Servicer under the Pooling and Servicing Agreement with respect to any Specially Serviced Loan and REO Property (and the related REO Loan), and further to render such incidental services with respect to any Specially Serviced Loan and REO Property as are specifically provided for therein. All references herein to the respective duties of the Sub-Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.23 of the Pooling and Servicing Agreement, as modified herein and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Depositor, the Custodian, the Rating Agencies, the 17g-5 Information Provider, the Special Servicer, the Controlling Class Certificateholders, the Directing Holder, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers, the Directing Holder and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Sub-Servicer hereunder and (iii) references to the Mortgage Loans in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans as defined herein (such modification of the Incorporated Sections shall be referred to herein as the “References Modification”).

(c)       The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)                  Section 2.03(d). The Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Sub-Servicer discovers or receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase, a Repurchase Request, a Certificateholder Repurchase Request, a PSA Party Repurchase Request, a Repurchase Request Withdrawal or a Repurchase Request Rejection. The Sub-Servicer shall promptly provide to the Master Servicer a copy of any written Repurchase Communication received by the Sub-Servicer and such other information in the possession of the Sub-Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03 of the Pooling and Servicing Agreement.

(2)                   Section 2.04(a). Section 2.04(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Sub-Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Sub-Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its

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obligations under this Agreement.” The Sub-Servicer hereby represents and warrants, as of the date hereof, that (i) each insurance policy and fidelity bond referenced in Section 3.08(d) of the Pooling and Servicing Agreement names the Master Servicer as an additional insured and loss payee; (ii) the net worth of the Sub-Servicer determined in accordance with generally accepted accounting principles is not less than $2 million; and (iii) the Sub-Servicer is authorized to transact business in the state or states in which the Mortgaged Properties are located, if and to the extent required by applicable law.

(3)                   Sections 3.01(a) and (b). The Sub-Servicer shall take all necessary action to continue all UCC financing statements in favor of the originator of the Mortgage Loans or in favor of any assignee prior to the expiration of such UCC financing statements. The Master Servicer shall forward the Sub-Servicer recorded UCC financing statements reflecting the Trust as the secured party. The Sub-Servicer shall not modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except as allowed by this Agreement.

(4)                  Sections 3.01(c) and (d). References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement shall be enforceable against the Sub-Servicer in accordance with the terms thereof. The Sub-Servicer may not enter into any new Sub-Servicing Agreements in connection with the Mortgage Loans, but the Sub-Servicer may delegate its duties to agents or Subcontractors so long as the related agreement or arrangements with such agents or Subcontractors are consistent with the provisions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. This Agreement will be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. The Sub-Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement. The Sub-Servicer may not foreclose any Mortgage or, except as permitted by Section 3.01(c)(35) of this Agreement, make any material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan Documents or grant any modification, extension, waiver or amendment to any Mortgage Loan.

(5)                  Reserved.

(6)                 Section 3.03. The determination as to the application of amounts collected in respect of the Mortgage Loans, to the extent the application is not governed by the express provisions of the related Mortgage Note or Mortgage, shall be made by the Master Servicer, as contemplated by Section 1.02 of the Pooling and Servicing Agreement. Without the express written consent of the Master Servicer, the Sub-Servicer shall not waive late payment charges, Default Interest or Excess Interest that the Master Servicer is permitted to waive under Section 3.03 of the Pooling and Servicing Agreement. The Sub-Servicer shall forward to the Master Servicer all income statements and rent rolls from the Borrower collected by the Sub-Servicer within the timeframe set forth in Section 3.01(c)(26) of this Agreement. The Sub-Servicer shall

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promptly notify the Master Servicer of any defaults under any Mortgage Loan, collection issues or customer issues.

(7)                  Section 3.04(a). Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify the information on the Mortgage Loans with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in December of 2026 within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(24) of this Agreement. The fourth, fifth and sixth sentences of Section 3.04(a) of the Pooling and Servicing Agreement are not incorporated herein. Upon the occurrence of an insured loss at a Mortgaged Property, the Sub-Servicer shall notify the Master Servicer of the loss and the Sub-Servicer’s receipt of the Insurance Proceeds. The Sub-Servicer will provide to the Master Servicer all loss-related records and information received by the Sub-Servicer as such information becomes available and shall confer with the Master Servicer regarding the process of releasing to the affected Borrower the Insurance Proceeds, including but not limited to questions such as whether the Sub-Servicer is authorized to (i) endorse the checks issued by the insurer representing the Insurance Proceeds; and (ii) release the Insurance Proceeds to the affected Borrower. With respect to non-escrowed payments, when the Sub-Servicer becomes aware in accordance with the Servicing Standard that the Borrower has failed to make any such payment or, with respect to escrowed loans, collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Sub-Servicer shall promptly notify the Master Servicer. The Master Servicer may direct the Sub-Servicer to (and upon such direction, the Sub-Servicer shall) make a payment from amounts on deposit in the Sub-Servicer Collection Account as contemplated by Section 3.04(a) of the Pooling and Servicing Agreement.

(8)                  Section 3.04(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account.

(9)                 Section 3.04(c). Without the express written consent of the Master Servicer, the Sub-Servicer shall not (a) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (b) release any earn out reserve funds or return any related letters of credit delivered in lieu of earn out reserve funds. The Sub-Servicer shall promptly notify the Master Servicer of any failure by the Borrower described in Section 3.04(c) of the Pooling and Servicing Agreement.

(10)              Section 3.05(a). The Sub-Servicer shall establish a collection account (hereinafter the “Sub-Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Sub-Servicer Collection Account. The creation of any Sub-Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Sub-Servicer Collection Account. The

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fourth and sixth paragraphs of Section 3.05(a) of the Pooling and Servicing Agreement are not incorporated herein. Payments in the nature of Default Interest, any late payment fees, Modification Fees, defeasance fees, Assumption Fees, loan service transaction fees, assumption application fees, consent fees, Prepayment Interest Excess, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the Borrowers that constitute additional Servicing Compensation and/or additional Special Servicing Compensation must be deposited in the Sub-Servicer Collection Account by the Sub-Servicer to the extent the Sub-Servicer is not entitled to such amounts pursuant to Section 3.01(c)(22) of this Agreement. The Sub-Servicer shall give written notice to the Master Servicer of the location and account number of the Sub-Servicer Collection Account and shall notify the Master Servicer in writing prior to any change thereof.

(11)             Section 3.05(c) is not incorporated herein. With respect to each Distribution Date, the Sub-Servicer shall deliver to the Master Servicer on or before the Sub-Servicer Remittance Date the Sub-Servicer Remittance Amount for such date. Each remittance required to be made to the Master Servicer on the Sub-Servicer Remittance Date shall be made by wire transfer. Each month, on each Business Day between the Sub-Servicer Remittance Date and the Distribution Date, the Sub-Servicer shall forward to the Master Servicer by wire transfer the Sub-Servicer Remittance Amount for such date. Each month, on each Business Day that the Sub-Servicer is not required to remit to the Master Servicer pursuant to the previous sentence, the Sub-Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Sub-Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related Penalty Charges. Section 3.01(c)(24) of this Agreement sets forth certain reporting requirements with respect to such remittances.

(12)              Reserved.

(13)              Section 3.06 is not incorporated herein. The Sub-Servicer may, from time to time, make withdrawals from the Sub-Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 4.06(a)(i)-(iv) of the Pooling and Servicing Agreement and Section 3.01(c)(11) of this Agreement;

(ii)                     to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay itself earned and unpaid Sub-Servicing Fees, with respect to the Mortgage Loans, Specially Serviced Loans and REO Loans, the Sub-Servicer’s right to payment pursuant to this clause (ii) with respect to the Mortgage Loans, Specially Serviced Loans or REO Loans being limited to amounts received on or in respect of on the Mortgage Loans, Specially Serviced Loans or REO Loans (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as recovery of interest thereon;

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(iii)                   to pay itself out of general collections on the Mortgage Loans, with respect to the Mortgage Loans any related earned Sub-Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to the Mortgage Loans and the deposit into the Collection Account of all amounts received in connection therewith;

(iv)                  to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Sub-Servicer Collection Account as provided in Section 3.01(c)(15) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Sub-Servicer Collection Account for any Collection Period;

(v)                    to clear and terminate the Sub-Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(vi)                  any amounts deposited in the Sub-Servicer Collection Account in error.

The Sub-Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to the Mortgage Loans, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Sub-Servicer Collection Account. Upon written request, the Sub-Servicer shall provide to the Master Servicer such records. On each Sub-Servicer Remittance Date, all income and gain realized from investment of funds to which the Sub-Servicer is entitled shall be subject to withdrawal by such Sub-Servicer. Notwithstanding the foregoing, the Sub-Servicer’s withdrawal rights described above are subject to Section 3.06(a) of the Pooling and Servicing Agreement.

(14)              Reserved.

(15)               Section 3.07 is not incorporated herein. The Sub-Servicer may invest funds in the Sub-Servicer Collection Account and/or any Borrower Account maintained by it on the same terms as the Master Servicer may invest funds in the Collection Account, and subject to the same restrictions, requirements and obligations regarding maturity dates, gains, losses, possession, characteristics and control of Permitted Investments. Without limiting the generality of the foregoing, any investment of funds in the Sub-Servicer Collection Account and/or Borrower Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee.

(16)              Sections 3.08(a) and (c). References to the Collection Account shall be references to the Sub-Servicer Collection Account. All insurance policies caused to be maintained by the Sub-Servicer hereunder shall also name the Master Servicer as an additional insured and loss payee. Upon learning that any Mortgage Loan does not have insurance covering

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acts of terrorism in accordance with the related Loan Documents, the Sub-Servicer must promptly notify the Master Servicer of such fact. Any required determination as to whether any failure to maintain terrorism insurance is an Acceptable Insurance Default will be made by the Special Servicer in accordance with the Pooling and Servicing Agreement. Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans on a quarterly basis starting for the quarter ending in December of 2026, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(24) of this Agreement.

(17)               Section 3.08(b). References to the Collection Account shall be references to the Sub-Servicer Collection Account.

(18)               Section 3.08(d). The fidelity bond and insurance policies required hereunder shall also name the Master Servicer as additional insured and loss payee. The Sub-Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s reasonable request a certificate of insurance or other evidence of such insurance.

(19)         Section 3.09. Notwithstanding anything herein to the contrary, the Sub-Servicer will not permit or consent to any assumption, transfer or other action contemplated by Section 3.09 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Sub-Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.09 of the Pooling and Servicing Agreement. The Master Servicer, not the Sub-Servicer, will deal directly with the Special Servicer in connection with obtaining any necessary approval or consent from the Special Servicer. If the Master Servicer consents to any such assumption, transfer, or other action, the Sub-Servicer shall document and close such transaction. Section 3.09(d) of the Pooling and Servicing Agreement is not incorporated herein. The Sub-Servicer shall promptly provide copies of any waivers it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

For the avoidance of doubt the Sub-Servicer shall not process, shall not be entitled to any fee with respect to, nor shall it in any way act as an intermediary with respect to any defeasance related to a Mortgage Loan. The Sub-Servicer shall promptly forward all requests for defeasance with respect to an Mortgage Loan to the Master Servicer. The Master Servicer will deal or communicate directly with the Mortgagor in connection with any such defeasance. The Sub-Servicer shall have no obligations to calculate any defeasance amount in connection with any defeasance of an Mortgage Loan.

(20)          Section 3.10. References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Section 3.10 of the Pooling and Servicing Agreement. On the last Business Day of each month, the Sub-Servicer shall provide to the Master Servicer a CREFC® Delinquent Loan Status Report, provided that the information set forth in such report shall be as of the close of business on the Business Day immediately

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preceding the delivery of such report. Notwithstanding the foregoing, no CREFC® Delinquent Loan Status Report shall be required under this Section 3.01(c)(20) in any month in which the Periodic Payments for the Mortgage Loans have been collected as of the related Determination Date, and, in any month in which the Periodic Payments for the Mortgage Loans have not been collected as of the related Determination Date, no CREFC® Delinquent Loan Status Report shall be required under this Section 3.01(c)(20) after the delivery in such month of a CREFC® Delinquent Loan Status Report under this Section 3.01(c)(20) reflecting that no Mortgage Loan is delinquent. The Master Servicer shall forward to the Sub-Servicer information and reports received from the Special Servicer necessary to prepare such reports (or shall cause the Special Servicer to deliver such information and reports to the Sub-Servicer).

(21)         Section 3.11. The references to the Collection Account in Section 3.11 of the Pooling and Servicing Agreement shall be references to the Sub-Servicer Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Sub-Servicer Collection Account.

(22)          Section 3.12(a). References to the Servicing Fee shall be references to the Sub-Servicing Fee and references to the Servicing Fee Rate shall be references to the Sub-Servicing Fee Rate. The second paragraph of Section 3.12(a) of the Pooling and Servicing Agreement is not incorporated herein. As additional servicing compensation, the Sub-Servicer shall be entitled to: (i) 100% of any amounts collected by the Sub-Servicer for checks returned for insufficient funds or similar items with respect to the Mortgage Loans to the extent the Master Servicer is entitled to such items under Section 3.12(a)(iii) of the Pooling and Servicing Agreement, (ii) 50% of that portion of any consent fees and Modification Fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(35) of this Agreement, (iii) 50% of any late payment fees paid in respect of any delinquent Mortgage Loans to which the Master Servicer is entitled under the Pooling and Servicing Agreement (other than as payment of any Advance Interest Amount or other reimbursement of Additional Trust Fund Expenses) if the Sub-Servicer participates in the realization upon such delinquent loans, (iv) 100% of that portion of any beneficiary statement charges and demand fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans, (v) 100% of any interest earned on deposits in any Borrower Accounts held and managed by the Sub-Servicer in accordance with the terms of the Loan Documents, and (vii) 50% of any Assumption Fees and assumption application fees to which the Master Servicer is entitled under Section 3.12(a)(iv) of the Pooling and Servicing Agreement with respect to the Mortgage Loans in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(19) of this Agreement. The Sub-Servicer shall not be entitled to any Prepayment Interest Excesses, Default Interest, defeasance fees or other amounts not specifically addressed above in this Section 3.01(c)(22) with respect to any Mortgage Loan.

(23)                  Sections 3.12(g). The Sub-Servicer shall promptly notify the Master Servicer of any request or inquiry described in the second paragraph of Section 3.12(f) of the Pooling and Servicing Agreement.

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(24)                  Section 3.13(a) is not incorporated herein. The Sub-Servicer shall deliver to the Master Servicer, no later than 1:00 p.m. New York City time on the Sub-Servicer Reporting Date, by electronic transmission in a format designated by the Master Servicer, (a) on a monthly basis, the Collection Report (the information therein to be stated as of the Determination Date), (b) on a monthly basis, the CREFC® Loan Periodic Update File and (c) on a quarterly basis, the information on the Mortgage Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents, starting for the quarter ending December 31, 2026, within 30 days of the end of such quarter, required by and in the form of Exhibit E attached hereto. The Sub-Servicer shall deliver to the Master Servicer on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for the Mortgage Loans reflecting the scheduled Periodic Payments for such month in the form of Exhibit G attached hereto. In addition, on each day that the Sub-Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(11) of this Agreement, the Sub-Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto. The Sub-Servicer shall also prepare and deliver to the Master Servicer not later than 5:00 p.m. New York City time by the twenty-fifth day of each month, a certification in the form of Exhibit I attached hereto.

Promptly after receipt from the Depositor, the Master Servicer shall deliver the Initial Schedule AL File in Edgar-Compatible Format and Excel format and any Initial Schedule AL Additional File in Edgar-Compatible Format and Excel format to the Sub-Servicer. Not later than 1:00 p.m. New York City time on the first Business Day following each Determination Date, the Sub-Servicer shall deliver to the Master Servicer the CREFC® Schedule AL File in Edgar-Compatible Format and Excel format; provided, however, that the Sub-Servicer shall have no obligation to prepare or deliver the CREFC® Schedule AL File unless the Sub-Servicer receives the Initial Schedule AL File and any Initial Schedule AL Additional File from the Master Servicer as contemplated above. In preparing the CREFC® Schedule AL File and any Schedule AL Additional File for any given Distribution Date, and without any due diligence, investigation or verification, the Sub-Servicer shall be entitled to conclusively rely, absent manifest error, on the content, completeness, accuracy and compliance with any applicable requirements of Items 1111(h) and 1125 of Regulation AB and Item 601(b) of Regulation S-K under the Securities Act as in effect on the Closing Date of the Initial Schedule AL File and any Initial Schedule AL Additional File. The Sub-Servicer may concurrently with the delivery of the related CREFC® Schedule AL File, deliver any related Schedule AL Additional File in Excel format. The CREFC® Schedule AL File and the Schedule AL Additional File shall each be a single file. In the absence of manifest error, the Sub-Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, any information and reports delivered to it by a third party.

With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(24), such reports shall be sent via an electronic delivery method reasonably agreed to by the Master Servicer and Sub-Servicer.

(25)                  Section 3.13(b). References to the Collection Account shall be references to such Sub-Servicer Collection Account.

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(26)                   Sections 3.13(d), (e) and (f). Section 3.13(c) of the Pooling and Servicing Agreement is not incorporated herein. The Sub-Servicer shall deliver to the Master Servicer, no later than 1:00 p.m. New York City time on the first Business Day following the Determination Date, by electronic transmission in the format designated by the Master Servicer, a CREFC® Delinquent Loan Status Report, the CREFC® Financial File, the CREFC® Property File, the CREFC® Comparative Financial Status Report, the CREFC® Servicer Watch List, the CREFC® Total Loan Report and the CREFC® Loan Level Reserve/LOC Report, each providing the required information as of such Determination Date. At the request of Master Servicer, the Sub-Servicer shall send to the Borrowers a notice directing the Borrowers to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the Mortgaged Properties, and financial statements of the Borrowers. The preparation and maintenance by the Sub-Servicer of all the reports specified in this Section 3.01(c)(26), including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto.

The Sub-Servicer shall electronically deliver to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement, a copy of all operating statements and rent rolls collected by the Sub-Servicer and the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans as required by Section 3.13(d) of the Pooling and Servicing Agreement.

(27)                  Sections 3.14(a), (b) and (c).

(28)                  Sections 3.17(a) and (b). The Sub-Servicer shall promptly (but in any event at least five (5) Business Days before the Master Servicer is required to deliver such report to any other party under the Pooling and Servicing Agreement) forward to the Master Servicer a copy of all inspection reports prepared by the Sub-Servicer. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Sub-Servicer (x) shall promptly send to the related Borrower (with a copy to the Master Servicer by email to C3PO@trimont.com) a letter identifying such deferred maintenance item and instructing such Borrower to correct such deferred maintenance item and (y) shall follow up with the related Borrower in writing (with a copy to the Master Servicer by email to C3PO@trimont.com) and at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(28), such reports shall be sent via an electronic delivery method reasonably agreed to by the Master Servicer and Sub-Servicer.

(29)                   Section 3.17(c). The Sub-Servicer shall deposit all Compensating Interest Payments in the Sub-Servicer Collection Account on each Sub-Servicer Remittance Date, to the extent that the Master Servicer is required to deposit such amounts under Section 3.17(c) of the Pooling and Servicing Agreement, and except that references to Master Servicing Fees in the definition of Compensating Interest Payments in the Pooling and Servicing Agreement shall be references to Sub-Servicing Fees.

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(30)                  Sections 3.17(d) and (e). With respect to the Mortgage Loans serviced hereunder, the Sub-Servicer shall inform the ground lessor that any notices of default under the related ground lease (or, with respect to a leasehold interest where a Borrower is the lessee and that is a space lease or an air rights lease, the related space lease or air rights lease) should thereafter be forwarded to the Master Servicer in addition to the Sub-Servicer.

(31)               Section 3.20.

(32)                Section 3.21 is not incorporated herein. The Sub-Servicer shall not be obligated to make any Servicing Advance. The Sub-Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to the Mortgage Loans. In addition, the Sub-Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance.

(33)                Section 3.23. The Sub-Servicer shall promptly notify the Master Servicer of any event or circumstance that the Sub-Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Sub-Servicer notice thereof and the obligation of the Sub-Servicer to service and administer such Mortgage Loan shall resume. The Sub-Servicer shall continue to process payments and maintain ongoing payment records if any Mortgage Loan becomes a Specially Serviced Loan or an REO Property and shall timely provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement. Pursuant to Section 3.01(c)(22) of this Agreement, the Sub-Servicer shall be entitled to receive the Sub-Servicing Fee for so long as the Master Servicer receives its fee, with respect to each Specially Serviced Loan.

(34)                Sections 3.24(b), (c), (d) and (f). Any request for a Rating Agency Confirmation shall be made in accordance with Section 6.19 of this Agreement.

(35)                Section 3.26. Notwithstanding anything herein to the contrary, the Sub-Servicer will not make material servicing decisions or permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.26 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Sub-Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.26 of the Pooling and Servicing Agreement. The Master Servicer, not the Sub-Servicer, will deal directly with the Special Servicer, the Directing Holder, the Operating Advisor and the Rating Agencies in connection with obtaining any necessary approval or consent from the respective party; however, when processing a loan-related event delegated to it through this Agreement, the Sub-Servicer may consult with the Special Servicer, as needed, provided that it copies the Master Servicer on all related correspondence to the

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Special Servicer and includes a representative of the Master Servicer on all related calls with the Special Servicer and otherwise keeps the Master Servicer fully informed as to the results of such consultation. When forwarding a request for the approval of any lease or renewal or extension thereof, the Sub-Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit H attached hereto. The Sub-Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Sub-Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Sub-Servicer.

(36)                Section 3.34 is not incorporated herein. If at any time the Sub-Servicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Sub-Servicer shall notify the Master Servicer upon the occurrence of (i) a Servicing Officer of the Sub-Servicer obtaining actual knowledge that the Sub-Servicer is or has become an Impermissible TPP Affiliate or (ii) the Sub-Servicer receiving written notice by any party to the Pooling and Servicing Agreement, the Third-Party Purchaser, any Mortgage Loan Seller, any Underwriter or any Initial Purchaser that the Sub-Servicer is or has become an Impermissible TPP Affiliate.

(37)                Section 4.07 is not incorporated herein. The Sub-Servicer shall have no obligation to make P&I Advances.

(38)               Section 4.08 is not incorporated herein. The Sub-Servicer, upon reasonable request, shall deliver to the Master Servicer any information in the Sub-Servicer’s possession reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction Amount.

(39)               Sections 10.01, 10.03, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12, 10.13 and 10.14. The Sub-Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information in its possession and necessary in the good faith determination of the Master Servicer, the Certificate Administrator, the Trustee, the Depositor or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan to permit the Depositor or such Other Depositor, as applicable, to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article X of the Pooling and Servicing Agreement, together with such disclosures relating to the Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan), the Certificate Administrator or the Master Servicer to be necessary in order to effect such compliance. For purposes of this Section 3.01(c)(39) of this Agreement, references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) in Article X of the Pooling and Servicing Agreement shall not be deemed to be references to the Master Servicer but shall remain references to the Trustee, the Certificate Administrator or the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan); provided that the Sub-Servicer shall copy the Master Servicer on any notice, certificate or

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information provided to the Trustee, the Certificate Administrator, the Depositor, the Other Trustee or the Other Depositor pursuant to this Section 3.01(c)(39) of this Agreement.

With respect to any period that the Sub-Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Sub-Servicer shall perform all obligations under Sections 10.03 and 10.05 of the Pooling and Servicing Agreement applicable to a servicer as contemplated by Item 1108(a)(2) of Regulation AB (including, without limitation, any obligation or duty the Master Servicer is required under Sections 10.03 and 10.05 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such servicer as contemplated by Item 1108(a)(2) of Regulation AB to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer (and, if the Sub-Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, and the Certificate Administrator (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) within the time provided in Section 10.06 of the Pooling and Servicing Agreement.

The Sub-Servicer shall provide all the reports required of a Reporting Servicer under Section 10.07 of the Pooling and Servicing Agreement. The Sub-Servicer shall provide all reasonable cooperation (with respect to information regarding the Sub-Servicer or the Mortgage Loans) to enable the Master Servicer to provide any Additional Form 10-K Disclosure. Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer (and, if the Sub-Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) on or before the fifth Business Day preceding March 1st of each year, commencing March 2027.

The Sub-Servicer (without regard to whether the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 10.08 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, commencing March 2027. If the Sub-Servicer is a Reporting Servicer, such Performance Certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Sub-Servicer is not a Reporting Servicer, such Performance Certification shall be delivered only to the Master Servicer. In addition, the Sub-Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 10.08 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.08 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification

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required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer, the Depositor and the Certificate Administrator (and to any Other Depositor or Other Trustee related to any Other Securitization that includes a Serviced Companion Loan) within the time provided in Section 10.09 of the Pooling and Servicing Agreement.

The Sub-Servicer (without regard to whether the Sub-Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its officer’s certificate required by Section 10.11 of the Pooling and Servicing Agreement to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, commencing March 2027. If the Sub-Servicer is an Additional Servicer or Servicing Function Participant, the Sub-Servicer shall also deliver such officer’s certificate to the Certificate Administrator, the Trustee, the Depositor, the Other Trustee, the Other Depositor, and the 17g-5 Information Provider within the time provided in Section 10.11 of the Pooling and Servicing Agreement, and if the Sub-Servicer is not an Additional Servicer or Servicing Function Participant, such officer’s certificate shall be delivered only to the Master Servicer.

The Sub-Servicer (without regard to whether the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 10.12 and 10.13 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, commencing March 2027. If the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee, the 17g-5 Information Provider and the Depositor (and to the Other Trustee and the Other Depositor for any Other Securitization that includes a Serviced Companion Loan) within the time provided in Sections 10.12 and 10.13 of the Pooling and Servicing Agreement, and if the Sub-Servicer is not an Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

Section 10.14 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Sub-Servicer for so long as the Sub-Servicer is a Servicing Function Participant or an Additional Servicer to the same extent such section applies to the Master Servicer. To the extent the Sub-Servicer is an Affected Reporting Party, the Sub-Servicer shall comply with the requirements set forth in Section 10.14 of the Pooling and Servicing Agreement and incorporated herein by reference, including, but not limited to, obtaining the consent of the Depositor and the Master Servicer (in each case, which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission and copying the Master Servicer on all material communications with the Commission. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission therewith shall be promptly paid by the Sub-Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer,

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as applicable.

Subject to other provisions of this Agreement restricting the right of the Sub-Servicer to retain subservicers or subcontractors, the provisions of Article X of the Pooling and Servicing Agreement regarding retaining a “Sub-Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Sub-Servicer to perform any of its obligations hereunder and the Sub-Servicer shall comply with such provisions.

The Sub-Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Depositor (and any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan), their respective employees, directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Master Servicer, the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Section 3.01(c)(39) by the time required after giving effect to any applicable grace period or cure period, (ii) any untrue statement or alleged untrue statement of a material fact contained in any information delivered by or on behalf of such party in connection with the performance of such party’s obligations under Article X of the Pooling and Servicing Agreement, or the omission or alleged omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it to perform its obligations to the Master Servicer, the Depositor (or any Other Depositor related to an Other Securitization that includes a Serviced Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes a Serviced Companion Loan) under this Section 3.01(c)(39) by the time required after giving effect to any applicable grace period and cure period, or (iv) any Deficient Exchange Act Deliverable.

If the indemnification provided for in this Section 3.01(c)(39) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor or any employee, director or officer of the Depositor or the Master Servicer, then the Sub-Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Sub-Servicer on the other in connection with a breach of the Sub-Servicer’s obligations pursuant to this Section 3.01(c)(39).

It is hereby acknowledged that, as of the Closing Date, the Sub-Servicer is a Servicing Function Participant.

(40)               Sections 11.01(b)(i)-(ii). The Sub-Servicer shall provide all reasonable cooperation (with respect to information regarding the Mortgage Loans in the Sub-Servicer’s possession) to enable the Master Servicer to provide the information required pursuant to Section 11.01(b)(i) of the Pooling and Servicing Agreement.

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Section 3.02	Merger or Consolidation of the Sub-Servicer.

The Sub-Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Sub-Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Sub-Servicer shall be a party, or any Person succeeding to the business of the Sub-Servicer, shall be the successor of the Sub-Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a company whose business includes the origination and servicing of mortgage loans and shall be authorized to transact business in the state or states in which the Mortgaged Properties it is to service are situated, (ii) must be reasonably acceptable to the Master Servicer, (iii) shall assume in writing the obligations of the Sub-Servicer under this Agreement, and (iv) and (v) must not be a Prohibited Party.

Section 3.03	Limitation on Liability of the Sub-Servicer and Others.

Neither the Sub-Servicer nor any of the officers, employees or Affiliates of the Sub-Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sub-Servicer or any officers, employees, or Affiliates thereof against liability for any breach of any representation, warranty or covenant made herein, or failure to perform its obligations in compliance with the Servicing Standard, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud, or negligence in the performance of obligations or duties hereunder or by reason of negligent disregard of obligations or duties hereunder. The Sub-Servicer and any officer, employee or Affiliate of the Sub-Servicer may rely in good faith on any document of any kind, prima facie, properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its duties under this Agreement and either (i) it is specifically required to bear the cost of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Sub-Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Master Servicer will be liable and the Sub-Servicer shall be entitled to be reimbursed to the extent the Master Servicer is reimbursed therefor by the Trust.

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Section 3.04	Sub-Servicer Not to Resign.

The Sub-Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Sub-Servicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Sub-Servicer. Any such determination permitting the resignation of the Sub-Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05	No Transfer or Assignment of Servicing.

With respect to the responsibility of the Sub-Servicer to service the Mortgage Loans hereunder, the Sub-Servicer acknowledges that the Master Servicer has acted in reliance upon the Sub-Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Sub-Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer. Notwithstanding the foregoing, prior to any assignment or transfer by the Sub-Servicer of this Agreement or the servicing hereunder (the “Sub-Servicing Rights”), the Sub-Servicer shall provide written notice (a “Transfer Notice”) to the Master Servicer of the Sub-Servicer’s intent to assign or transfer the Sub-Servicing Rights (which notice shall include copies of bids from at least three Persons (that are not Affiliates of the Sub-Servicer) to purchase the Sub-Servicing Rights and the Master Servicer shall have the right, exercisable by written notice to the Sub-Servicer within thirty (30) days of receipt of the Transfer Notice, to purchase the Sub-Servicing Rights at a price equal to the highest of the bids specified in the Transfer Notice.

Section 3.06	Indemnification.

The Master Servicer and the Sub-Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all liability, claim, loss, out-of-pocket cost (including reasonable attorneys’ fees), penalty, expense or damage of the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) resulting from (i) any breach by the indemnitor of a representation, warranty, covenant or agreement made by it herein, (ii) any willful misconduct, bad faith, fraud or negligence by the indemnitor in the performance of its obligations or duties hereunder or by reason of negligent disregard of such obligations and duties or (iii) any breach by the indemnitor of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to Sections 10.11, 10.12 or 10.13 of the Pooling and Servicing Agreement; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the

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indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Sub-Servicer.

ARTICLE IV

DEFAULT

Section 4.01	Events of Default.

In case one or more of the following events (each, an “Event of Default”) by the Sub-Servicer shall occur and be continuing, that is to say:

(a)       any failure by the Sub-Servicer to deposit into the Sub-Servicer Collection Account or any Borrower Account, or to deposit into, or to remit to the Master Servicer for deposit into, a Collection Account, on a timely basis, any amount required to be so deposited or remitted under this Agreement; provided, however, that the Sub-Servicer will have one (1) Business Day to remedy a failure to make such a deposit or remittance on the date and at the time required by this Agreement; or

(b)       any failure on the part of the Sub-Servicer to observe or perform its obligations and duties in accordance with Section 3.08 of the Pooling and Servicing Agreement; or

(c)       any failure on the part of the Sub-Servicer to (a) make available and certify to the Master Servicer the information called for on Exhibit E at any time required hereunder, or (b) to timely make available and certify to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day; or

(d)       the Sub-Servicer shall fail three (3) times within any twelve (12) month period to (a) timely deposit or remit any amounts required to be deposited or remitted under this Agreement, or (b) timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer; or

(e)       any failure (other than a failure referred to in another clause in this Section 4.01) on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer contained in this Agreement which continues unremedied for a period of twenty-five (25) days (forty (40) days in the case of failure to pay the premium for any insurance policy required to be force placed by the Sub-Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage if the Sub-Servicer had prior notice of the related borrower’s failure to pay such taxes, assessments or insurance premium) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; or

(f)       any breach on the part of the Sub-Servicer of any representation or warranty contained in Section 2.04(a) of the Pooling and Servicing Agreement, which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and

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which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; or

(g)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(h)       the Sub-Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Sub-Servicer or of or relating to all or substantially all of its property; or

(i)       the Sub-Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(j)       the Sub-Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(j)       if on or after the Closing Date the Sub-servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer, the Sub-Servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days; or

(k)       the Sub-Servicer has failed to maintain a ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a primary servicer and such ranking is not reinstated within 60 days of such event (if the Sub-Servicer has or had a Morningstar DBRS ranking on or after the Closing Date) or (ii) if the Sub-Servicer has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates or placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with the Sub-Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(l)       the Sub-Servicer, if rated by Fitch, is no longer rated at least “CPS3” by Fitch and the Sub-Servicer is not reinstated to at least that rating within sixty (60) days of the delisting; or

(m)       any act or failure to act by the Sub-Servicer that causes an Event of Default (as defined in the Pooling and Servicing Agreement) with respect to the Master Servicer; or

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(n)       (1) so long as the Trust is subject to Exchange Act reporting requirements, any failure by the Sub-Servicer to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that the Sub-Servicer is required by this Agreement to deliver to the Trustee, the Certificate Administrator or the Master Servicer (after any applicable grace period), (2) the failure of the Sub-Servicer to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to the Sub-Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement or (3) the failure of the Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

If any Event of Default shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may (or in the case of an Event of Default described in clause (n) above, the Depositor may) terminate, by notice in writing to the Sub-Servicer, all of the rights and obligations of the Sub-Servicer as Sub-Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Sub-Servicer of such written notice, all authority and power of the Sub-Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 4.01, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Sub-Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Sub-Servicer agrees that if it is terminated pursuant to this Section 4.01, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Sub-Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Sub-Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Sub-Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Sub-Servicer to the Sub-Servicer Collection Account, the Collection Account or any Borrower Account, or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Sub-Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Sub-Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Sub-Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the rate of Trimont LLC prime rate plus three percent (3%) per annum, applied on a

22

per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

In addition to any other rights and remedies available to the Master Servicer hereunder or at law or equity, including, without limitation, the right to a recovery of damages, the Master Servicer may impose, and if so imposed, the Sub-Servicer shall pay, the penalties described in this paragraph for any failure by the Sub-Servicer to timely provide to the Master Servicer any report or certification required by this Agreement to be provided to the Master Servicer and such failure continues unremedied for two (2) days) (each such failure referred to herein as a “Sub-Servicer Delinquency”). The Master Servicer may impose on the Sub-Servicer a penalty of $500.00 for the first Sub-Servicer Delinquency to occur hereunder (“Initial Sub-Servicer Delinquency”), a penalty of $1,000.00 for the next Sub-Servicer Delinquency occurring within two (2) years following an Initial Sub-Servicer Delinquency, and a penalty of $1,500.00 for any other Sub-Servicer Delinquency occurring within two (2) years following an Initial Sub-Servicer Delinquency; provided, however, that if no Sub-Servicer Delinquency occurs during any two (2) year period, the first Sub-Servicer Delinquency thereafter shall be deemed to be an “Initial Sub-Servicer Delinquency”. The penalties provided for in this paragraph are not intended to constitute liquidated damages. The rights and remedies of the Master Servicer under this Agreement are cumulative with, and not exclusive of, any other rights or remedies which it would otherwise have.

Section 4.02	Waiver of Defaults.

The Master Servicer may waive any default by the Sub-Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03	Other Remedies of Master Servicer.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE V

TERMINATION

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Section 5.01	Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Sub-Servicer shall terminate (without payment of any penalty or termination fee) (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Sub-Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans, subject to the Sub-Servicer’s rights to retain accrued and unpaid Sub-Servicing Fees; (v) at the option of the Trustee if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement; or (vi) upon termination of the Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the Sub-Servicer shall not receive any Sub-Servicing Fee upon termination of this Agreement.

Section 5.02	Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Sub-Servicer may have hereunder with respect to the Mortgage Loans as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

In addition, the Master Servicer shall terminate any rights the Sub-Servicer may have hereunder with respect to the Mortgage Loans if at any time the Sub-Servicer is a Risk Retention Affiliate of the Successor Third-Party Purchaser and the Sub-Servicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB pursuant to Section 3.01(c) of the Pooling and Servicing Agreement.

Any notice of termination shall be in writing and delivered to the Sub-Servicer as provided in Section 6.05 of this Agreement.

Section 5.03	Intentionally Deleted.
Section 5.04	Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Loan, the obligations and duties of the Sub-Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease. The Sub-Servicer shall continue to perform all of its duties hereunder with respect to such Specially Serviced Loan that are not required to be performed by the Special Servicer pursuant to the Pooling and Servicing Agreement. If a Specially Serviced Loan becomes a Corrected Mortgage Loan, the Sub-Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

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MISCELLANEOUS

Section 6.01	Successor to the Sub-Servicer.

Prior to termination of the Sub-Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Sub-Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Sub-Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Sub-Servicer under this Agreement accruing following the termination of the Sub-Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02	Financial Statements.

The Sub-Servicer shall, upon the request of the Master Servicer, make available its financial statements and other records relevant to the performance of the Sub-Servicer’s obligations hereunder.

Section 6.03	Closing.

The closing for the commencement of the Sub-Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04	Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Sub-Servicer:

(1)           this Agreement executed by the Sub-Servicer;

(2)           an Officer’s Certificate of the Sub-Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)           Reserved; and

(4)           the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(8) and (10) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(1)           this Agreement executed by the Master Servicer; and

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(2)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)            the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05	Notices.

All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Trimont LLC

Commercial Mortgage Servicing

One South, 101 South Tryon Street, Suite 1400

Charlotte, North Carolina 28280

Attention: BANK5 2026-5YR24 Asset Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: Legaldepartment@trimont.com

with a copy to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Email: stacy.ackermann@klgates.com

(ii)	if to the Sub-Servicer:

Walker & Dunlop, LLC

7272 Wisconsin Ave., Suite 1300

Bethesda, Maryland 20814

Attention: General Counsel

Email: servicing@walkerdunlop.com

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or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06	Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to the Mortgage Loans shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

Section 6.09	Protection of Confidential Information.

The Sub-Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Sub-Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement.

Section 6.10	Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Sub-Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11	Third Party Beneficiary.
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The Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Trustee, the Trust Fund, the Certificate Administrator, any successor Master Servicer, the Special Servicer, the Operating Advisor or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom. The Depositor and each Certification Party shall be a third party beneficiary under this Agreement solely with respect to the obligations of the Sub-Servicer under Section 3.01(c)(39) of this Agreement.

Section 6.12	Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Sub-Servicer and the Master Servicer and the respective successors and assigns of the Sub-Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Sub-Servicer to a third party except as otherwise specifically provided for herein. If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02 of the Pooling and Servicing Agreement, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of the Pooling and Servicing Agreement, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under this Agreement. In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer’s interest herein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to this Agreement to the same extent as if this Agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under this Agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.

Section 6.13	Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14	Exhibits.

The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15	General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16	Complete Agreement.
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This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17	Further Agreement.

The Sub-Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18	Amendments.

This Agreement may only be amended with the consent of the Sub-Servicer and the Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Sub-Servicer hereunder shall be effective against the Sub-Servicer without the express written consent of the Sub-Servicer.

Section 6.19	Exchange Act Rule 17g-5 Procedures.

(a)       Notwithstanding any provision herein to the contrary but subject to Section 6.19(c) of this Agreement and except as required by law, the Sub-Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans relevant to the Rating Agency’s surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from the Rating Agency regarding the Certificates or the Mortgage Loans and requests for Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to take any action under the Pooling and Servicing Agreement to comply with Exchange Act Rule 17g-5, the Sub-Servicer shall cooperate and provide any information reasonably requested by the Master Servicer to enable the Master Servicer to comply with such obligations.

(b)       The Sub-Servicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and the Depositor and their respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) the Sub-Servicer’s breach of this Section 6.19 or (ii) a determination by the Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to

29

in clause (i) above by the Sub-Servicer, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(c)       None of the foregoing restrictions in this Section 6.19 prohibit or restrict oral or written communications, or providing information, between the Sub-Servicer and any Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Sub-Servicer, (ii) such Rating Agency’s approval of the Sub-Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Sub-Servicer’s servicing operations in general; provided, however, that the Sub-Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer confirms to the Sub-Servicer in writing that such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or the Master Servicer confirms to the Sub-Servicer in writing that it has provided such information to such Rating Agency in accordance with Section 3.14(e) of the Pooling and Servicing Agreement; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the Sub-Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WALKER & DUNLOP, LLC

By:	/s/ Daniel J. Groman
Name: Daniel J. Groman
Title: EVP, General Counsel & Secretary
AXDB 2026-MULT1 Signature Page to Walker & Dunlop Sub-Servicing Agreement

IN WITNESS WHEREOF, the Sub-Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

TRIMONT LLC

By:	/s/ Amanda Perkins
Name: Amanda Perkins
Title: Authorized Signatory
AXDB 2026-MULT1 Signature Page to Walker & Dunlop Sub-Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Mortgage Loan Seller	Property Name	Cut-Off Date Balance	Sub-Servicing Fee%
1	Axonic	Midtown Towers	$47,500,000	0.0700%
4	Axonic	Marine Terrace	$33,307,000	0.1200%
5	Axonic	Chestnut Woods & Chestnut Crossing	$33,000,000	0.0900%
6	Axonic	Douglaston Villas & Townhomes	$29,289,000	0.1200%
30	Axonic	Bellagio Living II	$6,004,000	0.1200%

A-1

EXHIBIT B

SUB-SERVICER’S OFFICER’S CERTIFICATE

I, ______________________________, hereby certify that I am the duly elected __________________________ of Walker & Dunlop, LLC, a limited liability company organized under the laws of the State of ______________________ (the “Sub-Servicer”) and further as follows:

1.	Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of incorporation of the Sub-Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since _______________________________.
2.	Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Sub-Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ____________.
3.	Attached hereto as Exhibit 3 is an original certificate of good standing of the Sub-Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.
4.	Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Sub-Servicer authorizing the Sub-Servicer to execute and deliver the Sub-Servicing Agreement, dated as of November 1, 2026 (the “Sub-Servicing Agreement”), by and between the Sub-Servicer and Trimont LLC and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since _______________.
5.	Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sub-Servicer of or compliance by the Sub-Servicer with the Sub-Servicing Agreement or the consummation of the transactions contemplated by the Sub-Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Sub-Servicer.
6.	Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Sub-Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Sub-Servicer, the terms of any indenture or other agreement or instrument to which the Sub-Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Sub-Servicer is subject or by which it is bound.
B-1

7.	There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Sub-Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Sub-Servicer or in any material impairment of the right or ability of the Sub-Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Sub-Servicer or which would draw into question the validity of the Sub-Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Sub-Servicer to perform under the terms of the Sub-Servicing Agreement.
8.	Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Sub-Servicer, signed the Sub-Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Sub-Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Sub-Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.
9.	The Sub-Servicer is duly authorized to engage in the transactions described and contemplated in the Sub-Servicing Agreement.

B-2

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Sub-Servicer.

Dated:_________________________	By:___________________________
Name:______________________
Title: [Vice] President
[Seal]

I, _______________________, an [Assistant] Secretary of [Sub-Servicer], hereby certify that ___________________________ is the duly elected, qualified and acting [Vice] President of the Sub-Servicer and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:_________________________	By:___________________________
Name:______________________
Title: [Assistant] Secretary
[Seal]

B-3

EXHIBIT 5

to

Sub-Servicer’s Officer’s Certificate

Name	Title	Signature

B-4

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Sub-Servicer:
RE:	AXDB 2026-MULT1

Pursuant to the Servicing Agreement(s) between Trimont LLC and the above referenced Sub-Servicer, we certify that with respect to the mortgage loan serviced by us for Trimont LLC that as of the quarter ending except as otherwise noted below:

●	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.
●	All required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the loan documents.
●	On all required insurance policies, the loss payee is in the name of the Trust.
●	All UCC Financing Statements have been renewed prior to expiration.
●	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.
●	All letters of credit are transferred to the Trust as beneficiary and are properly renewed.
●	Lockboxes are being serviced in accordance with loan documents.
●	All required loan documents, third party reports and underwriting files are complete and all applicable loan documents have been properly assigned to the Trust.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

AXDB 2026-MULT1

Securitization:

Sub Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing

Taxes & Insurance	Disbursement Clearing

Reserves (non-interest bearing)	Suspense

Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF
COLLECTION REPORT

AXDB 2026-MULT1

Month of _________________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39
Sub Serv ID	Master Servicer Loan #	Sub- Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub-Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub-Serv Fee	Sched Addl Sub-Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec'd	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec'd	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec'd	Actual (Gross) Interest Rec'd	Actual Sub-Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec'd	Late Charges Rec'd	Default Interest Rec'd	Assum Fees Rec'd	Addl Fees Rec'd	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loans Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																															NET REMIT TO MS -

	Loan Status	A - payment not received but still in grace period
B - late payment but less than 1 month delinquent
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
Prepared By		7 - in foreclosure
Approved By		9 - REO
10 - DPO
11 - Modification

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EXHIBIT H

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable

Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other
Minimum Rent	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per

Insurance	Per

Cam	Per

HVAC	Per

Adver/Promo	Per
Per
Per

Management	Per

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Renewal Options

Term
Minimum rent
% Rent

SF
Gross Rentable
Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements

Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation

N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:

Original Lease
Original Subordination Agreement

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EXHIBIT I

MONTHLY ACCOUNTS CERTIFICATION

Servicer:
RE:	AXDB 2026-MULT1

Pursuant to the Servicing Agreement(s) between Trimont LLC and the above named SubServicer, I certify with respect to each transaction serviced by us, as noted above, for Trimont LLC that as of _____________ (Determination Date), all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Sub-Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

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